Exhibit 16.3

RBSM LLP b Accountants and Advisors 5 West 37th Street 9th Floor New York, NY 10018 212.868.3669 212.868.3498/Fax

April 18,2008

United States Securities and Exchange Commission
Division of Corporate Finance
450 Fifth Street, N.W.
Washington, D.C. 20549

To Whom It May Concern:

We have read Item 4(a) of Form 8-K/A dated April 18, 2008 of Med X Systems, Inc. and are in agreement with the statements contained therein. We have no basis to agree or disagree with other statements of the registrant contained in the Form 8-K/A.

Very truly yours,

/s/ RBSM LLP

New York, NY -Washington DC.-Mumbai, India
Member of Russell Bedford International with affiliated offices worldwide